EXHIBIT  10.29
EXHIBIT 10.29

                            CHANGE IN TERMS AGREEMENT

     Principal     Loan Date     Maturity     Loan No.     Call     Collateral
                        Account     Officer     Initials
    $1,200,000.00          04-15-1997     42               7979623550     410
    -------------          ----------     --               ----------     ---
   References in the shaded area are for Lender's use only and do not limit the applicability of the document to any particular loan or item.

Borrower:  SCIENTIFIC SOFTWARE - INTERCOMP, INC. A  Lender:  BANK ONE, COLORADO,
N.A.
 COLORADO  CORPORATION        DOWNTOWN  BOULDER  BANKING  CENTER
 1801  CALIFORNIA  ST.  -  SUITE  295        2696  SOUTH  COLORADO  BLVD.
 DENVER,  CO    80202-2699        DENVER,  CO    80222


Principal  Amount:    $1,200,000.00
Date  of  Agreement:    March  30,  1996

DESCRIPTION  OF  EXISTING  INDEBTEDNESS.   A PROMISSORY NOTE DATED SEPTEMBER 20,
1994,  IN  THE  ORIGINAL  PRINCIPAL  AMOUNT  OF  $5,000,000.00.

DESCRIPTION OF CHANGE IN TERMS. THE MATURITY DATE WILL NOW BE APRIL 15, 1997. SEE BELOW FOR NEW INTEREST RATE. SEE BELOW FOR NEW PAYMENT SCHEDULE. THIS LINE OF CREDIT IS NOW CAPPED AT $1,200,000.00.

PROMISE TO PAY. SCIENTIFIC SOFTWARE - INTERCOMP, INC., A COLORADO CORPORATION ("Borrower") promises to pay to BANK ONE, COLORADO, N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Two Hundred Thousand & 00/100 Dollars ($1,200,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT.    Borrower  will  pay  this  loan  in  one  payment of all outstanding principal plus all accrued unpaid interest on April 15, 1997. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning June 15, 1996, and all subsequent interest payments are due on the same day of each month after that. Interest on this Agreement in computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Agreement is subject to change from time to time based on changes in an index which is the LENDER'S PRIME RATE (the "Index"). PRIME RATE IS THE LENDER'S BASE LENDING RATE AS ANNOUNCED BY THE LENDER FROM TIME TO TIME AT ITS SOLE DISCRETION. AT ANY GIVEN TIME, THE LENDER MAY MAKE LOANS, AT, ABOVE, OR BELOW ITS PRIME RATE. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each DAY. The index currently is 8.250% per annum. The interest rate to be applied to the unpaid principal balance of this Agreement will be at a rate equal to the index, resulting in an initial rate of 8.250% per annum. NOTICE: under no circumstances will the interest rate on this Agreement be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Agreement, Borrower understands that Lender is entitled to a minimum interest charge of $25.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Agreement or any agreement related to this Agreement, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents.
(d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any of the events described in this default section occurs with respect to any guarantor of this Agreement. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Agreement and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Agreement to 25.000% per annum,* and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Agreement (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Agreement has been delivered to Lender and accepted by Lender in the State of Colorado. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of BOULDER County, the State of Colorado. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Agreement against any and all such accounts.

LINE OF CREDIT. This Agreement evidences a revolving line of credit. Advances under this Agreement, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Agreement at any time may be evidenced by endorsements on this Agreement or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Agreement if: (a) Borrower or any guarantor is in default under the terms of this Agreement or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Agreement; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Agreement or any other loan with Lender, or (d) Borrower has applied funds provided pursuant to this Agreement for purposes other than those authorized by Lender.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any
future  change  in  terms.    Nothing  in  this  Agreement  will  constitute  a
satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

MISCELLANEOUS PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE AGREEMENT.

BORROWER:

SCIENTIFIC  SOFTWARE  -  USTERCOMP,  INC.,  A  COLORADO  CORPORATION

By:_____________________________________
    RONALD  J.  HOTTOVY,  Secretary

Variable  Rate,  Line  of  Credit.
LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver. 3.20b(c) 1996 ProServices, Inc. All rights reserved. (CO-D20 E3.20 P3.20 SCI_LJ04.LN CS.OVL)